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                                                                   EXHIBIT 99(z)


                                  SECOND AMENDMENT dated as of November 24,
                        1995 (this "Amendment") to the Competitive Advance and Revolving Credit Facility Agreement "Facility B" (the "Agreement"), dated as of April 29, 1994, as amended by the Amendment dated as of April 28, 1995, among TEXAS UTILITIES COMPANY, a Texas corporation ("TU"); TEXAS UTILITIES ELECTRIC COMPANY, a Texas corporation and a wholly owned subsidiary of TU ("TU Electric" and, together with TU, the "Borrowers"); the lenders listed in Schedule 2.01 to the Agreement (the "Lenders"); CHEMICAL BANK, a New York banking corporation ("Chemical"), as Competitive Advance Facility Agent (in such capacity, the "CAF Agent"); and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association ("TCB"), as administrative agent for the Lenders (in such capacity, the "Administrative
                        Agent"; and, together with the CAF Agent, the "Agents").

                 A. The Borrowers have requested that the Lenders agree to increase the Borrowing Percentage (such term and each other capitalized term used but not defined herein having the meaning assigned thereto in the Agreement) of TU.

                 B. The Lenders are willing, on the terms, subject to the conditions and to the extent set forth below, to agree to such amendments.

                 In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

                 SECTION 1. Amendment. Section 1.01 of the Agreement is hereby amended by deleting therefrom the definition of "Borrowing Percentage" and replacing it with the following definition:

                          "Borrowing Percentage" shall mean (a) in the case of
                 TU, 60%, and (b) in the case of TU Electric, 100%.

                 SECTION 2. Representations and Warranties. Each Borrower represents and warrants as of the Amendment Effective Date to each of the Lenders and the Agents that:

                 (a) Before and after giving effect to this Amendment, the representations and warranties set forth
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         in Section 3 of the Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

                 (b) Before and after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

                 SECTION 3. Condition to Effectiveness. This Amendment shall become effective as of the date hereof when the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers, the Required Lenders and the Agents.

                 SECTION 4. Agreement. Except as specifically stated herein, the provisions of the Agreement are and shall remain in full force and effect. As used therein, the terms "Agreement", "herein", "hereunder", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Agreement as amended hereby.

                 SECTION 5. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

                 SECTION 7. Expenses. The Borrower agrees to reimburse the Agents for all out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agents.
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                 IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective authorized officers as of the day and year first written above.


                                        TEXAS UTILITIES COMPANY,
                                        as Borrower,

                                          by /s/ PETER B. TINKHAM
                                            --------------------------
                                            Name: Peter B. Tinkham
                                            Title: Secretary and Assistant
                                                   Treasurer


                                        TEXAS UTILITIES ELECTRIC COMPANY,
                                        as Borrower,

                                          by /s/ PETER B. TINKHAM
                                            --------------------------
                                            Name: Peter B. Tinkham
                                            Title: Secretary and Assistant
                                                   Treasurer

                                        TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION, individually and
                                        as Administrative Agent,

                                          by /s/ ALLEN K. KING
                                            --------------------------
                                            Name: Allen  K. King
                                            Title: Vice President


                                        CHEMICAL BANK, individually
                                        and as CAF Agent,

                                          by /s/ JANE RITCHIE
                                            --------------------------
                                            Name: JANE RITCHIE
                                            Title: VICE PRESIDENT


                                        BANK OF AMERICA NT & SA,

                                          by /s/ ROBERT EATON
                                            --------------------------
                                            Name: ROBERT EATON
                                            Title: Vice President
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                                        THE BANK OF NEW YORK,

                                          by /s/ NATHAN S. HOWARD
                                            --------------------------
                                            Name: Nathan S. Howard
                                            Title: Vice President


                                        THE BANK OF TOKYO, LTD.,
                                        DALLAS AGENCY
                                          by /s/ JOHN M. MEARNS
                                            --------------------------
                                            Name: J. MEARNS
                                            Title: VP & MANAGER


                                        THE CHASE MANHATTAN BANK, N.A.,

                                          by /s/ THOMAS L. CASEY
                                            --------------------------
                                            Name: THOMAS L. CASEY
                                            Title: VICE PRESIDENT


                                        CIBC INC.,

                                          by /s/ ROBERT S. LYLE
                                            --------------------------
                                            Name: Robert S. Lyle
                                            Title: Vice President


                                        CITIBANK, N.A.,

                                          by /s/ SANDIP SEN
                                            --------------------------
                                            Name: Sandip Sen
                                            Title: ATTORNEY-IN-FACT


                                        CREDIT LYONNAIS, NEW YORK BRANCH,

                                          by /s/ ROBERT IVOSEVICH
                                            --------------------------
                                            Name: ROBERT IVOSEVICH
                                            Title: SENIOR VICE PRESIDENT
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                                        THE FIRST NATIONAL BANK OF
                                        CHICAGO,

                                          by /s/ MICHAEL J. JOHNSON
                                            --------------------------
                                            Name: Michael J. Johnson
                                            Title: Authorized Agent


                                        THE INDUSTRIAL BANK OF JAPAN
                                        TRUST COMPANY,

                                          by /s/ ROBERT W. RAMAGE, JR.
                                            --------------------------
                                            Name: ROBERT W. RAMAGE, JR.
                                            Title: SENIOR VICE PRESIDENT


                                        THE LONG-TERM CREDIT BANK OF
                                        JAPAN, LIMITED,

                                          by /s/ JOHN J. SULLIVAN
                                            --------------------------
                                            Name: John J. Sullivan
                                            Title: Joint General manager


                                        MELLON BANK, N.A.,

                                          by /s/ A. GARY CHACE
                                            --------------------------
                                            Name: A. Gary Chace
                                            Title: Senior Vice President


                                        THE MITSUBISHI BANK, LTD.,
                                        HOUSTON AGENCY,

                                          by /s/ SHOJI HONDA
                                            --------------------------
                                            Name: Shoji Honda
                                            Title: General Manager


                                        THE MITSUBISHI TRUST AND BANKING
                                        CORPORATION, LOS ANGELES AGENCY,

                                          by /s/ S. C. SCHUMACHER
                                            --------------------------
                                            Name: S. Chad Schumacher
                                            Title: Sr. Vice President and
                                                   Chief Manager
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                                        NATIONSBANK OF TEXAS, N.A.,

                                          by /s/ BRYAN L. DIERS
                                            --------------------------
                                            Name: Bryan L. Diers
                                            Title: Senior Vice President


                                        THE SANWA BANK, LIMITED,
                                        DALLAS AGENCY,

                                          by /s/ ROBERT SMITH
                                            --------------------------
                                            Name: Robert Smith
                                            Title: Assistant Vice President


                                        SOCIETE GENERALE, SOUTHWEST
                                        AGENCY,

                                          by /s/ CHRISTOPHER J. SPELTZ
                                            --------------------------
                                            Name: CHRISTOPHER J. SPELTZ
                                            Title: VICE PRESIDENT


                                        THE SUMITOMO BANK, LIMITED,

                                          by /s/ HARUMITSU SEKI
                                            --------------------------
                                            Name: Harumitsu Seki
                                            Title: General Manager


                                        THE TOKAI BANK, LIMITED,

                                          by /s/ AKIRA TSUNEKAWA
                                            --------------------------
                                            Name: Akira Tsunekawa
                                            Title: Joint General Manager
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                                        UNION BANK OF SWITZERLAND,

                                          by /s/ ALFRED IMHOLZ
                                            --------------------------
                                            Name: Alfred Imholz
                                            Title: Managing Director

                                          by /s/ GEORGE KUBOVE
                                            --------------------------
                                            Name: George Kubove
                                            Title: Assistant Vice President